Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Jerrick Media Holdings, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated August 4, 2016, with respect to the financial statements of Jerrick Ventures, Inc. in the registration statement Form S-1 of Jerrick Media Holdings, Inc. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, Minnesota

August 31, 2016